Exhibit 99.1

      Jaco Electronics Reports Fiscal 2005 Third Quarter Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--May 16, 2005--Jaco Electronics, Inc. (Nasdaq:JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2005 third quarter ended March 31, 2005.

             Summary of Fiscal 2005 Third Quarter Results
                ($ in thousands, except per-share data)
----------------------------------------------------------------------
                                                    Three Months Ended
                                                         March 31,
----------------------------------------------------------------------
                                                        2005     2004
----------------------------------------------------------------------
Net sales                                            $60,537  $63,120
----------------------------------------------------------------------
Loss from continuing operations before income taxes   (1,561)     (45)
----------------------------------------------------------------------
Earnings from discontinued operations, net of income
 taxes*                                                   --      157
----------------------------------------------------------------------
Net (loss) earnings                                   (1,093)     129
----------------------------------------------------------------------
Diluted loss per share from continuing operations      (0.17)   (0.01)
----------------------------------------------------------------------
Diluted earnings per share from discontinued
 operations*                                              --     0.03
----------------------------------------------------------------------
Diluted net (loss) earnings per share                  (0.17)    0.02
----------------------------------------------------------------------

* In September 2004, Jaco Electronics sold its contract manufacturing subsidiary. As a result, these operations were classified as discontinued as of July 1, 2003.

    Jaco's Chairman and Chief Executive Officer, Joel Girsky, commented, "We are continuing to evolve our business model to strengthen our market presence while simultaneously reducing all non-essential costs. Our strategy is based on an ongoing focus on our flat panel display (FPD) capability, marketing efforts targeted at business in the United States and the reduction of overhead and costs without impairing our ability to support our customers. Jaco increased quarterly revenues 16.5 percent over fiscal 2005 second quarter levels while reducing the quarterly net loss 29 percent on a quarterly sequential basis reflecting early results of our cost reduction initiatives.
    "In the fiscal 2005 third quarter, we reduced SG&A costs by 10.3 percent versus the corresponding quarter in fiscal 2004, and by 8.0 percent compared with the fiscal 2005 second quarter levels. We previously announced our goal of achieving $5 million in annual cost reductions. We now expect to exceed this goal on an annualized basis by the end of the current fiscal year.
    "Our logistics business in the Far East rose in the third quarter of fiscal 2005 as a percentage of overall revenues. This source of revenue for Jaco was the primary reason for the reduction in the 2005 third quarter gross profit margins, which declined to 11.0 percent, compared to 14.0 percent in the year-earlier quarter.
    "The growing FPD market continues to be an important area for Jaco going forward. We recently opened Jaco's in-house integration center for customized flat panel solutions. We also fortified our FPD offerings as NEC Electronics America recently selected Jaco to supply value-add display distribution services for NEC active-matrix liquid crystal display modules in North America.
    "Jaco remains focused on capturing U.S. business, and we recently expanded our quote group team so we can be even more responsive to our domestic, mid-level contract manufacturer customer base. We are also concentrating our efforts on product sectors and core lines that we expect to produce the highest rates of future growth."

    About Jaco Electronics, Inc.

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. The Company recently completed a new, in-house 20,000 square foot FPD integration center housing its FPD engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. The integration center efficiently accommodates small and large custom projects, with production capacity of over 50,000 displays per year. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.


                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                              (unaudited)
              ($ in thousands, except per share amounts)

                         Three months ended       Nine months ended
                              March 31,               March 31,
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Net sales              $   60,537  $   63,120  $  172,741  $  192,034
                       ----------- ----------- ----------- -----------
Gross profit                6,667       8,805      20,849      25,778
Selling, general &
 administrative
 expenses                   7,634       8,512      24,620      26,344
                       ----------- ----------- ----------- -----------
Operating (loss)
 profit                      (967)        293      (3,771)       (566)
Interest expense              594         338       1,433       1,199
                       ----------- ----------- ----------- -----------
Loss from continuing
 operations before
 income taxes              (1,561)        (45)     (5,204)     (1,765)
Income tax benefit           (468)        (17)     (1,561)       (619)
                       ----------- ----------- ----------- -----------
Loss from continuing
 operations                (1,093)        (28)     (3,643)     (1,146)
                       ----------- ----------- ----------- -----------
Earnings (loss) from
 discontinued
 operations, net of
 taxes                         --         157         (64)        414
Gain on sale of
 subsidiary, net of
 taxes                         --          --         831          --
                       ----------- ----------- ----------- -----------
Net (loss) earnings    $   (1,093) $      129  $   (2,876) $     (732)
                       =========== =========== =========== ===========
Basic (loss) earnings
 per common share:

Loss from continuing
 operations            $    (0.17) $    (0.01) $    (0.58) $    (0.19)
                       =========== =========== =========== ===========
Earnings (loss) from
 discontinued ops.     $       --  $     0.03  $    (0.01) $     0.07
                       =========== =========== =========== ===========
Gain on sale of
 subsidiary            $       --  $       --  $     0.13  $       --
                       =========== =========== =========== ===========
Net (loss) earnings    $    (0.17) $     0.02  $    (0.46) $    (0.12)
                       =========== =========== =========== ===========

Diluted (loss)
 earnings per common
 share:

Loss from continuing
 operations            $    (0.17) $    (0.01) $    (0.58) $    (0.19)
                       =========== =========== =========== ===========
Earnings (loss) from
 discontinued ops.     $       --  $     0.03  $    (0.01) $     0.07
                       =========== =========== =========== ===========
Gain on sale of
 subsidiary            $       --  $       --  $     0.13  $       --
                       =========== =========== =========== ===========
Net (loss) earnings    $    (0.17) $     0.02  $    (0.46) $    (0.12)
                       =========== =========== =========== ===========
Weighted average
 shares:
   Basic                6,264,954   5,997,409   6,243,575   5,905,567
                       =========== =========== =========== ===========
   Diluted              6,264,954   5,997,409   6,243,575   5,905,567
                       =========== =========== =========== ===========


       Summary Balance Sheet         Supplemental Financial Statistics
       As of March 31, 2005

Accounts Receivable                  Per Share Price (5/16/05)  $3.18
 (net)                 $38,900,000   Book Value Per Share       $7.02
Inventories             44,800,000   Tangible Book Value Per
Revolving Credit                      Share                     $2.73
 Facility              $35,100,000
Accounts Payable and
 Accrued Expenses       34,500,000
Shareholder's Equity   $44,000,000



   Conference Call:        Tomorrow, May 17, at 9:00 a.m. EDT
   Dial-in numbers:        888/303-7352 or 212/346-6555
   Webcast/Replay URL:     http://www.vcall.com/CEPage.asp?ID=91947

    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni / Robert L. Rinderman, 212-835-8500 jaco@jcir.com